                                                                    Exhibit 4(b)


                            EXHIBIT A - FORM OF NOTE

                             THE VALSPAR CORPORATION

                               ___% NOTE DUE ____


$________________________                                No. ___________________


           The Valspar Corporation, a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to
_________________________________________________________________
_______________________________________, or registered assigns, the principal sum of ________________________ Dollars on _______________, and to pay interest thereon at the rate of ____% per annum from the Initial Interest Accrual Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on ____________________ of each year, commencing _____________ (each an "Interest Payment Date"), until the principal hereof is paid or made available for payment.

           The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which will be the 15th day of the month in which the relevant Interest Payment Date occurs. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Minneapolis, Minnesota, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in ____________________ (the "Corporate Trust Office")), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register or
(ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Note Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

           Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

           Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

                                              THE VALSPAR CORPORATION


                                              By:
                                                  -----------------------------
                                                  Chief Financial Officer

ATTEST:

----------------------------
Secretary


                [Form of Trustee's Certificate of Authentication]

              This is one of the Notes described in the Indenture.


                                          --------------------------------------
                                                    as Trustee

Authentication
Date:                                     By
      ------------------                     -----------------------------------
                                             Authorized Signatory

                                (Reverse of Note)

                             THE VALSPAR CORPORATION

                         ____% ____________NOTE DUE ____


           [Unless and until it is exchanged in whole or in part for Definitive Notes, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this Note is presented by an authorized representative of the Depository to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of ______________ or such other name as may be requested by an authorized representative of the Depository (and any payment is made to _____________ or such other entity as may be requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, ____________, has an interest herein.](1)

           This Note is one of a duly authorized issue of Series Notes of the Company ("Series _____ Notes") designated as its ____% ___________ Notes due ____ limited in aggregate principal amount to $__________ issued and to be issued under an Indenture dated as of __________, 199__ and a supplemental indenture dated ______________ (herein called the "Indenture"), between the Company and ________________________________________, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of all series of Notes of the Company (collectively, the "Notes"), and the terms upon which the Notes are, and are to be, authenticated and delivered.

           The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), (1) is expressly subordinated, to the extent and in the manner set forth in the Indenture, in right of payment of the prior payment in full of all of the Company's obligations to holders of Senior Indebtedness, and (2) is unsecured by any collateral, including the assets of the Company or any of its Subsidiaries or Affiliates. Each Holder of the Notes, by acceptance thereof, (a) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on such Holder's behalf as may be necessary or appropriate to effectuate the subordination of the Notes as provided in the Indenture; and (c) appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

           The Notes may not be redeemed by the Company prior to Maturity.

--------------
(1)  This paragraph should be included only for a Global Note.

           If an Acceleration Event with respect to the Series _____ Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Series _____ Notes may declare the principal of all Series _____ Notes due and payable in the manner and with the effect provided in the Indenture. An "Acceleration Event" is an Event of Default relating to bankruptcy, insolvency, or reorganization of the Company as more specifically defined by the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Series _____ Notes.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Series _____ Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Series _____ Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Series _____ Notes at the time Outstanding, on behalf of the Holders of all Series _____ Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

           No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

           As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in _____________________________), or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in ___________________), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           Series _____ Notes are issuable only in fully registered form, without coupons, in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Series ____ Notes are exchangeable for a like aggregate principal amount of Series ____ Notes in authorized denominations, as requested by the Holder surrendering the same.

           No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

           Interest on Series ____ Notes shall be computed on the basis of a 360-day year of twelve 30- day months. Interest shall be payable to and excluding any Interest Payment Date.

           The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

           This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

           Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

           Each Holder of a Series ____ Note covenants and agrees by such Holder's acceptance thereof to comply with and be bound by the foregoing provisions.

           All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's Soc. Sec. or Tax I.D. no.)






              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:
                             Your Signature:
                                              (Sign exactly as your name appears
                                              on the face of this Note)


Signature Guarantee

                  SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES(2)


           The following exchanges of a part of the Global Note for Definitive Notes have been made:




     Principal Amount              Signature of
                           Amount of decrease          Amount of increase
   of this Global Note         authorized officer
                                   in                          in
     following such                    of
                           Principal Amount of         Principal Amount of
        decrease                 Trustee or Note
Date of Exchange            this Global Note            this Global Note
      (or increase)                 Custodian
----------------           -------------------         -------------------
   -------------------         ------------------




-------------
(2)  This should be included only in a Global Note.